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                                                                Exhibit 10.9


                      Registration Rights Letter Agreement




                                                                February 2, 1996


Emerging Markets Growth Fund, Inc.
333 South Hope Street
Los Angeles, CA  90071

Gentlemen:

                 We refer to the Senior Note Purchase Agreement (the "Note Purchase Agreement"), the Warrant Agreement (as defined in the Note Purchase Agreement) and the Initial Note (as defined in the Note Purchase Agreement), each dated, or dated as of, the date hereof, and executed between the undersigned (the "Company") and Emerging Markets Growth Fund, Inc. (the "Initial Rights Holder" and, together with its permitted transferees hereunder, the "Rights Holders" and, individually, a "Rights Holder"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement, or, as indicated herein, the Stock Purchase Agreement.

                 In connection with the purchase of the Initial Note, the issuance of the Warrants and the transactions contemplated by the Note Purchase Agreement and the Warrant Agreement, and in consideration for and as an inducement to the purchase of the Initial Note by the Initial Rights Holders, we hereby grant to each Rights Holder, with respect to all shares of the Company's Common Stock that such Rights Holder may acquire (whether by exercise of the Warrants or otherwise), on a most-favored-nation basis, all of the registration rights and (with respect to all such shares of the Company's Common Stock and, in addition, with respect to and upon the issuance of the Warrants) all rights of first offer granted to any stockholder pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of June 15, 1995 (a form of which is attached as Exhibit A), executed by the Company and certain stockholders, which rights are no less favorable than the rights provided to any of the Company's stockholders pursuant to any other stock purchase agreement, any other agreement, or otherwise. Such rights include, without limitation, (A) unlimited rights to demand registration after the Company qualifies as an S-3 Registrant (limited to one such registration in any 12 month period), as set forth in Section 6.2 of the Stock Purchase Agreement;
(B) unlimited piggyback registration rights, as set forth in Section 6.3 thereof; (C) the Company's payment of all expenses (with certain exceptions) incurred with respect to such registrations, as set forth in Section 6.4 thereof; and (D) the






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right of first offer to purchase a pro rata share of any issue of "New
Securities" as defined in the Stock Purchase Agreement, which right shall not expire prior to an initial public offering of the Company, as set forth in
Section 8.11 of the Stock Purchase Agreement.

                 In the event that the Company effects or causes to be effected any amendments to the Stock Purchase Agreement that would diminish or restrict in any way the registration rights or the rights of first offer granted to stockholders under the Stock Purchase Agreement, such amendment shall in no way diminish, restrict or otherwise apply to or affect the registration rights, rights of first offer to purchase New Securities or any other rights granted to each Rights Holder hereunder and under the Stock Purchase Agreement as now in effect. In the event the Company amends the Stock Purchase Agreement to increase or enhance the registration rights or rights of first offer of any stockholder, or if the Company otherwise agrees to enhance or increase such rights, or if such rights are increased or enhanced for any other reason or in any other manner, each Rights Holder will automatically and immediately benefit from and receive such increased or enhanced rights with no further action required by such Rights Holder, and this agreement shall be deemed to be amended to incorporate such increased or enhanced rights. The Company shall notify each Rights Holder immediately in writing of any such amendments or other agreements or occurrences.

                 In addition to any other transfer rights granted to each Rights Holder pursuant to the terms of the Stock Purchase Agreement, each Rights Holder may assign or transfer its rights under this agreement to any transferees to which the Warrants, the Notes or shares of Common Stock have been transferred in accordance with the Note Purchase Agreement or the Warrant Agreement.

                 Notwithstanding any provision of the Stock Purchase Agreement or any other document or agreement to the contrary, each Rights Holder shall, immediately upon the issuance of the Warrants, be entitled to the full benefit of and shall be entitled to exercise all rights of first offer granted hereby or otherwise with respect to any issue of New Securities, whether or not any of the Warrants have been exercised by any Rights Holder.






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                 This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, and may be executed in counterparts by the parties hereto, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter agreement.


                                      Very truly yours,

                                      Global Telesystems Group, Inc.


                                      By:  /s/  N.S. Molberger
                                         -----------------------------
                                         Name: N.S. Molberger



Accepted and Agreed to by:

Emerging Markets Growth Fund, Inc.

By: Pierre-Marie Bouvet de Maisonneuve
   ----------------------------------------
   Name: Pierre-Marie Bouvet de Maisonneuve
         Authorized Representative